Exhibit 10.19

CARDIODX, INC.

RETENTION AND SEVERANCE BENEFIT PLAN

1.                                      INTRODUCTION.  This CardioDx, Inc. Retention and Severance Benefit Plan (the “Plan”) is established by CardioDx, Inc. (the “Company”).  The Plan was adopted by the Board on October 10, 2013 and will become effective without further action on the IPO Date (the “Effective Date”).  The Plan provides for severance benefits to officers and selected key employees of the Company.  This document constitutes the Summary Plan Description for the Plan.

2.                                      DEFINITIONS. For purposes of the Plan, the following terms are defined as follows:

(a)                                 “Accrued Amounts” means any unpaid annual base salary accrued through the date of a Participant’s Qualifying Termination, any accrued but unpaid vacation pay and any earned but unpaid Annual Bonus for any fiscal year preceding the fiscal year in which the termination occurs.

(b)                                 “Annual Bonus” means the annual cash bonus or variable cash compensation that a Participant is eligible to earn, if any, pursuant to the annual cash bonus or annual variable cash compensation plan established by the Board (or the compensation committee thereof) as in effect from time to time.

(c)                                  “Annual Bonus Target” means a Participant’s Annual Bonus with respect to performance for the year in which the Qualifying Termination occurs, calculated assuming performance was achieved at target levels.

(d)                                 “Board” means the Board of Directors of the Company.

(e)                                  “Cause”, as determined by the Board in its sole discretion, means: (i) a Participant’s conviction (including a guilty plea or a no contest plea) of a felony, or of any other crime involving fraud, dishonesty or moral turpitude; (ii) a Participant’s attempted commission of or participation in a fraud or act of material dishonesty against the Company; (iii) a Participant’s material breach of any written agreement between a Participant and the Company (including but not limited to a Participant’s Confidential Information and Invention Assignment Agreement or any other restrictive covenant agreements) or material breach or material neglect of any statutory or fiduciary duty a Participant owes to the Company as reasonably determined by the Chief Executive Officer of the Company (the “CEO”) (except when a Participant is the CEO) and the Board, in each case, after having provided the Participant with not less than thirty (30) days written notice of same and with the opportunity to cure of the same duration to the extent curable; or (iv) a Participant’s conduct that constitutes gross insubordination, incompetence or habitual neglect of a Participant’s duties as reasonably determined by the CEO (except when the Participant is the CEO) and the Board, in each case, after having provided the Participant with not less than thirty (30) days written notice of same and with the opportunity to cure of the same duration to the extent curable.

(f)                                   “Change in Control” means (i) a “Change in Control” as defined in the Company’s 2013 Equity Incentive Plan, as it may be amended from time to time, or (ii) a “Corporate Transaction” as defined in the Company’s 2013 Equity Incentive Plan, as it may be amended from time to time.

(g)                                 “Change in Control Termination” means (i) an Involuntary Termination, or (ii) a Resignation for Good Reason, either of which occurs in connection with or within twelve (12) months following, the effective date of a Change in Control, provided that any such termination is a Separation from Service.  In no event will a Participant’s Separation from Service due to death or disability or a resignation by a Participant without Good Reason constitute a Change in Control Termination.

(h)                                 “COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended and any analogous provisions of applicable state law.

(i)                                    “Code” means the Internal Revenue Code of 1986, as amended.

(j)                                    “Common Stock” means the common stock of the Company.

(k)                                 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

(l)                                    “Involuntary Termination” means (i) a Participant’s dismissal or discharge by the Company resulting in a Separation from Service, for a reason other than death, disability, or Cause, or (ii) a Participant’s Resignation for Good Reason.

(m)                             “IPO Date” means the date of the underwriting agreement between the Company and the underwriter(s) managing the initial public offering of the Common Stock, pursuant to which the Common Stock is priced for the initial public offering.

(n)                                 “Key Employee” means a non-officer employee who the Plan Administrator has selected, in writing, to be a Participant under the Plan.

(o)                                 “Monthly Annual Bonus Target” means a Participant’s Annual Bonus Target, divided by 12.

(p)                                 “Monthly Base Salary” means the Participant’s then current annual base salary, ignoring any decrease in annual base salary that forms the basis for a Resignation for Good Reason, as in effect on the date of the Qualifying Termination, divided by 12.

(q)                                 “Non-Change in Control Termination” means an Involuntary Termination, other than in connection with or within twelve (12) months following the effective date of a Change in Control.  In no event will a Participant’s Separation from Service due to death or disability or a resignation by a Participant without Good Reason constitute a Non-Change in Control Termination.

(r)                                  “Participant” means each individual who (i) is employed by the Company as the Chief Executive Officer, a C-level officer, a Senior Vice President, a Vice President, or a Key Employee, and (ii) has received and returned a signed Participation Notice.

(s)                                   “Participation Notice” means the latest notice delivered by the Company to a Participant informing the Participant that he or she is eligible to participate in the Plan, in substantially in the form of EXHIBIT A to the Plan.

(t)                                    “Plan Administrator” means the Board or any committee of the Board duly authorized to administer the Plan. The Plan Administrator may, but is not required to be, the Compensation Committee of the Board. The Board may at any time administer the Plan, in whole or in part, notwithstanding that the Board has previously appointed a committee to act as the Plan Administrator.

(u)                                 “Qualifying Termination” means either a Change in Control Termination or a Non-Change in Control Termination.

(v)                                 “Resignation for Good Reason” means a Participant’s resignation from all positions the Participant then holds with the Company or any subsidiary, resulting in a Separation from Service, within sixty (60) days following the occurrence of any of the following events taken without the Participant’s written consent, provided the Participant has given the Company written notice of the event within thirty (30) days after the first occurrence of such event and the Company has not cured such event, to the extent curable, within thirty (30) days thereafter:

(i)                                                            A material reduction in the Participant’s authorities, duties or responsibilities, provided, however, that a change in job position (including a change in title) shall not be deemed a “material reduction” in and of itself unless the Participant’s new duties are substantially reduced from the Participant’s prior authorities, duties or responsibilities;

(ii)                                                        Relocation of the Participant’s principal place of employment to a place that increases the Participant’s one-way commute by more than thirty-five (35) miles as compared to the Participant’s then current principal place of employment immediately prior to such relocation;

(iii)                                                    Any action or inaction that constitutes a material breach by the Company (or any successor) of the terms of the Plan;

(iv)                                                     A reduction of at least 10% of the Participant’s annual base salary (unless pursuant to a salary reduction program applicable generally to similarly situated employees of the Company); or

(v)                                                         Any failure by any successor to the Company to expressly assume the Plan and all obligations under the Plan.

(w)                               “Separation from Service” means a “separation from service” within the meaning of Treasury Regulations Section 1.409A-1(h), without regard to any alternative definition thereunder.

(x)                                 “Severance Multiplier” means:

(i)                                                            for a Participant who is the Chief Executive Officer of the Company at the time of the Qualifying Termination, (A) twelve (12), for a Non-Change in Control Termination, and (B) eighteen (18), for a Change in Control Termination;

(ii)                                                        for a Participant who is a C-level officer at the time of the Qualifying Termination, (A) nine (9), for a Non-Change in Control Termination, and (B) fifteen (15), for a Change in Control Termination;

(iii)                                                    for a Participant who is a Vice President or Senior Vice President of the Company at the time of the Qualifying Termination, (A) six (6), for a Non-Change in Control Termination, and (B) twelve (12), for a Change in Control Termination; and

(iv)                                                     for a Participant who is a Key Employee at the time of the Qualifying Termination, (A) three (3), for a Non-Change in Control Termination, and (B) six (6), for a Change in Control Termination.

(y)                                 “Severance Period” means a period of months commencing on the date of a Participant’s Qualifying Termination, with the number of months being equal to a Participant’s applicable Severance Multiplier.

(z)                                  “Stock Awards” means outstanding stock options or other stock awards (including stock appreciation rights or other rights with respect to the common stock of the Company) granted to a Participant under the Company’s 2004 Stock Plan, as amended, or 2013 Equity Incentive Plan, as amended.

(aa)                          “Successor Corporation” means, in the event of a Change in Control, the surviving corporation, the acquiring corporation or the surviving corporation or acquiring corporation’s parent company.

3.                                      ELIGIBILITY FOR BENEFITS.

(a)                                 Eligibility; Exceptions to Benefits. Subject to the terms and conditions of the Plan, the Company will provide the benefits described in Section 4 to the affected Participant. A Participant will not receive benefits under the Plan in the following circumstances, as determined by the Plan Administrator, in its sole discretion:

(i)                                                            The Plan does not provide for duplication (in whole or in part) of benefits with any other agreement or plan.  By signing a Participation Notice, a Participant is waiving his or her rights under, and terminating those provisions of, any employment agreement or severance agreement with the Company that provide for benefits on a Qualifying Termination in existence as of the date that the Participant signs such Participation Notice.

(ii)                                                        The Participant’s employment is terminated by either the Company or the Participant for any reason other than a Qualifying Termination.

(iii)                                                    The Participant has not entered into the Confidential Information and Inventions Assignment Agreement or any similar or successor document (the “Confidentiality Agreement”).

(iv)                                                     The Participant has failed to execute and allow to become effective the Release (as defined and described below) within sixty (60) days following the Participant’s Separation from Service.

(v)                                                         The Participant has failed to return all Company Property.  For this purpose, “Company Property” means all paper and electronic Company documents (and all copies thereof) created and/or received by the Participant during his or her period of employment with the Company and other Company materials and property that the Participant has in his or her possession or control, including, without limitation, Company files, correspondence, emails, memoranda, notes, notebooks, drawings records, plans, forecasts, reports, studies, analyses, proposals, agreements, financial information, research and development information, sales and marketing information, operational and personnel information, specifications, code, software, databases, computer-recorded information, tangible property and equipment (including, without limitation, leased vehicles, computers, computer equipment, software programs, facsimile machines, mobile telephones, servers), credit and calling cards, entry cards, identification badges and keys, and any materials of any kind that contain or embody any proprietary or confidential information of the Company (and all reproductions thereof, in whole or in part).  As a condition to receiving benefits under the Plan, a Participant must not make or retain copies, reproductions or summaries of any such Company documents, materials or property and must make a diligent search to locate any such documents, property and information.  If the Participant has used any personally owned computer, server, or e-mail system to receive, store, review, prepare or transmit any Company confidential or proprietary data, materials or information, then within ten (10) business days after the Separation from Service, the Participant must provide the Company with a computer-useable copy of all such information and then permanently delete and expunge such confidential or proprietary information from those systems.  However, a Participant is not required to return his or her personal copies of documents evidencing the Participant’s hire, termination, compensation, benefits and stock options and any other documentation received as a stockholder of the Company.  A Participant’s failure to return Company Property that is neither confidential nor material, such as an identification badge or calling card, will not, in and of itself, disqualify such Participant from receiving benefits under the Plan; provided, that any such items of Company Property are subsequently returned to the Company upon request.

(vi)                                                     The Participant has failed to cooperate fully with the Company in connection with its actual or contemplated defense, prosecution, or investigation of any existing or future litigation, arbitrations, mediations, claims, demands, audits, government or regulatory inquiries, or other matters arising from events, acts, or failures to act that occurred during the time period in which the Participant was employed by the Company (including any period of employment with an entity acquired by the Company).  Such cooperation includes, without limitation, being available upon reasonable notice, without subpoena, to provide accurate and complete advice, assistance and information to the Company, including offering and explaining evidence, providing truthful and accurate sworn statements, and participating in discovery and trial preparation and testimony.  As a condition of receiving benefits under the Plan, the Participant must also promptly send the Company copies of all correspondence (for example, but not limited to, subpoenas) received by the Participant in connection with any such legal proceedings, unless the Participant is expressly prohibited by law from so doing.  The Company will reimburse the Participant for reasonable out-of-pocket expenses incurred in connection with any such cooperation (excluding foregone wages, salary, or other compensation) within thirty (30) days after the Participant’s timely presentation of appropriate documentation thereof, in accordance with the Company’s standard reimbursement policies and procedures, and will make reasonable efforts to accommodate the Participant’s  scheduling needs.

(b)                                 Termination of Benefits. A Participant’s right to receive benefits under the Plan will terminate immediately if, at any time prior to or during the period for which the Participant is receiving benefits under the Plan, the Participant, without the prior written approval of the Plan Administrator:

(i)                                                            willfully breaches a material provision of the Participant’s Confidentiality Agreement and/or any obligations of confidentiality, non-solicitation, non-disparagement, no conflicts or non-competition provision set forth in any other agreement between the Company or any subsidiary and a Participant (including, without limitation, the Participant’s employment agreement or offer letter) or under applicable law;

(ii)                                                        encourages or solicits any of the Company’s then current employees to leave the Company’s employ for any reason or interferes in any other manner with employment relationships at the time existing between the Company and its then current employees; or

(iii)                                                    induces any of the Company’s then current clients, customers, suppliers, vendors, distributors, licensors, licensees, or other third party to terminate their existing business relationship with the Company or interferes in any other manner with any existing business relationship between the Company and any then current client, customer, supplier, vendor, distributor, licensor, licensee, or other third party.

4.                                      PAYMENTS & BENEFITS. Except as may otherwise be provided in a Participant’s Participation Notice, in the event of a Qualifying Termination, the Company will pay the Participant the Accrued Amounts, if any, within ten (10) business days following the date of such Qualifying Termination, or such earlier date as may be required by applicable law.  In addition, subject to Sections 6 and 7 and a Participant’s continued compliance with the provisions of any restrictive covenant agreement with the Company or any of its subsidiaries or affiliates, including, without limitation, the Participant’s Confidentiality Agreement, in the event of a Qualifying Termination, the Participant shall be entitled to the payments and benefits described in this Section 4, subject to the terms and conditions of the Plan.

(a)                                 Cash Severance. The Participant will receive as severance an amount equal to the product of (i) the sum of Participant’s Monthly Base Salary and Monthly Annual Bonus Target, and (ii) Participant’s applicable Severance Multiplier (the “Cash Severance”).  The Cash Severance will be paid in a lump sum on the first business day to occur on or after the 60th day following the date of the Participant’s Qualifying Termination, less all applicable withholdings and deductions.

(b)                                 COBRA Benefits.

(i)                                                            If the Participant is eligible and has made the necessary elections for continuation coverage pursuant to COBRA under a health, dental, or vision plan sponsored by the Company, the Company will pay, as and when due directly to the COBRA carrier, the COBRA premiums necessary to continue the COBRA coverage for the Participant and his or her eligible dependents until the earliest to occur of (i) the end of the applicable Severance Period, (ii) the date on which Participant becomes eligible for coverage under the group health insurance plans of a subsequent employer, and (iii) the date on which Participant is no longer eligible for continuation coverage under COBRA (such period from the date of the Qualifying Termination through the earliest of (i) through (iii), the “COBRA Payment Period”).

(ii)                                                        Notwithstanding the foregoing, if at any time the Company determines, in its sole discretion, that the payment of COBRA premiums hereunder is likely to result in a violation of the nondiscrimination rules of Section 105(h)(2) of the Code or any statute or regulation of similar effect (including, without limitation, the 2010 Patient Protection and Affordable Care Act, as amended by the 2010 Health Care and Education Reconciliation Act), then in lieu of providing the COBRA premiums, the Company will instead pay the Participant, on the first day of each month of the remainder of the COBRA Payment Period, a fully taxable cash payment equal to the COBRA premiums for that month, subject to applicable tax withholdings and deductions.  To the extent applicable, on the first business day to occur on or after the 60th day following the date of the Participant’s Qualifying Termination, the Company will make the first payment under this Section 4(b)(ii) in a lump sum equal to the aggregate amount of payments that the Company would have paid through such date had such payments commenced on the Separation from Service through such 60th day, with the balance of the payments paid thereafter on the original schedule.

(iii)                                                    If the Participant becomes eligible for coverage under another employer’s group health plan or otherwise ceases to be eligible for COBRA during the applicable Severance Period, the Participant must immediately notify the Company of such event, and all payments and obligations under this section will cease.  For purposes of this Section 4(b), references to COBRA also refer to analogous provisions of state law.  Any applicable insurance premiums that are paid by the Company will not include any amounts payable by the Participant under a Code Section 125 health care reimbursement plan, which are the sole responsibility of the Participant.

(c)                                  Accelerated Vesting.

(i)                                    Change in Control Termination. Upon a Change in Control Termination, (A) the vesting and exercisability (if applicable) of all outstanding and unvested Stock Awards that are held by the Participant on the effective date of the Change in Control Termination will, as of the date of the Change in Control Termination, accelerate in full as to one hundred percent (100%) of the shares subject to such Stock Awards, and (B) if applicable, as of the date of the Change in Control Termination, any reacquisition or repurchase rights held by the Company (or the Successor Corporation) with respect to issued or issuable common stock (or with respect to other rights with respect to issued or issuable stock of the Company (or the Successor Corporation)) pursuant to any Stock Award, will lapse with respect to one hundred percent (100%) of  those shares then unvested as of the date of the Change in Control Termination.

(ii)                                Non-Change in Control Termination. If a Participant incurs a Non-Change in Control Termination during the Participant’s first year of employment with the Company (including service with any Successor Corporation), to the extent the Participant holds any outstanding Stock Awards under which all or a portion of such Stock Awards are subject to a one-year cliff vesting provision (with the remainder of such Stock Awards vesting in equal monthly installments over a period of months thereafter), then (A) such one-year cliff vesting provision will convert to monthly vesting, such that, as of the date of the Non-Change in Control Termination, the Participant will instead vest in the number of Stock Awards that would have vested over such one-year period, based on the number of months of service provided by the Participant from the applicable vesting commencement date to the date of the Participant’s Non-Change in Control Termination, not to exceed 11 months; and (B) if applicable, as of the date of the Non-Change in Control Termination, any reacquisition or repurchase rights held by the Company (or the Successor Corporation) with respect to issued or issuable common stock (or with respect to other rights with respect to issued or issuable stock of the Company (or the Successor Corporation) pursuant to such Stock Awards will lapse with respect to the number of shares that vest under clause (A) above.

5.                                      CHANGE IN CONTROL.  In the event of a Change in Control in which the Successor Corporation does not assume, continue or substitute any outstanding Stock Awards held by a Participant as of the effective time of such Change in Control for similar stock awards to acquire shares of the Successor Corporation, (A) as of immediately prior to the effective time of the Change in Control, any unvested Stock Awards held by the Participant will fully vest and become exercisable (if applicable) as to 100% of the shares subject to the Stock Awards as of the effective time of the Change in Control, and (B) if applicable, as of immediately prior to the effective time of the Change in Control, any reacquisition or repurchase rights held by the Company (or the Successor Corporation) with respect to issued or issuable common stock (or with respect to other rights with respect to issued or issuable stock of the Company (or the Successor Corporation)) pursuant to any Stock Award, will lapse with respect to one hundred percent (100%) of those shares then unvested; provided, that the Participant has not terminated employment with the Company or any subsidiary as of the date on which the Change in Control is consummated.

6.                                      CONDITIONS AND LIMITATIONS ON BENEFITS.

(a)                                 Release. To be eligible to receive any benefits under the Plan, a Participant must sign a general waiver and release in substantially the form attached hereto as EXHIBIT B, EXHIBIT C, or EXHIBIT D, as appropriate (the “Release”), and such release must become effective in accordance with its terms, in each case within sixty (60) days following the Qualifying Termination. The Plan Administrator, in its sole discretion, may modify the form of the required Release to comply with applicable law, and any such Release may be incorporated into a termination agreement or other agreement with the Participant.

(b)                                 Prior Agreements; Certain Reductions. The Plan Administrator will reduce a Participant’s benefits under the Plan by any other statutory severance obligations or contractual severance benefits, obligations for pay in lieu of notice, and any other similar benefits payable to the Participant by the Company (or any successor thereto) that are due in connection with the Participant’s Qualifying Termination and that are in the same form as the benefits provided under the Plan (e.g., equity award vesting credit). Without limitation, this reduction includes a reduction for any benefits required pursuant to (i) any applicable legal requirement, including, without limitation, the Worker Adjustment and Retraining Notification Act (the “WARN Act”), (ii) a written employment, severance or equity award agreement with the Company, (iii) any Company policy or practice providing for the Participant to remain on the payroll for a limited period of time after being given notice of the termination of the Participant’s employment, and (iv) any required salary continuation, notice pay, statutory severance payment, or other payments either required by local law, or owed pursuant to a collective labor agreement, as a result of the termination of the Participant’s employment. The benefits provided under the Plan are intended to satisfy, to the greatest extent possible, and not to provide benefits duplicative of, any and all statutory, contractual and collective agreement obligations of the Company in respect of the form of benefits provided under the Plan that may arise out of a Qualifying Termination, and the Plan Administrator will so construe and implement the terms of the Plan. Reductions may be applied on a retroactive basis, with benefits previously provided being recharacterized as benefits pursuant to the Company’s statutory or other contractual obligations. The payments pursuant to the Plan are in addition to, and not in lieu of, any unpaid salary, bonuses or employee welfare benefits to which a Participant may be entitled for the period ending with the Participant’s Qualifying Termination.

(c)                                  Mitigation. Except as otherwise specifically provided in the Plan, a Participant will not be required to mitigate damages or the amount of any payment provided under the Plan by seeking other employment or otherwise, nor will the amount of any payment provided for under the Plan be reduced by any compensation earned by a Participant as a result of employment by another employer or any retirement benefits received by such Participant after the date of the Participant’s termination of employment with the Company (except as provided for in Section 6(b)).

(d)                                 Indebtedness of Participants. To the extent permitted under applicable law, if a Participant is indebted to the Company on the effective date of a Participant’s Qualifying Termination, the Company reserves the right to offset the payment of any benefits under the Plan by the amount of such indebtedness. Such offset will be made in accordance with all applicable laws. The Participant’s execution of the Participation Notice constitutes knowing written consent to the foregoing.

(e)                                  Parachute Payments.

(i)                                                            Except as otherwise expressly provided in an agreement between a Participant and the Company, if any payment or benefit the Participant would receive in connection with a Change in Control from the Company or otherwise (a “Payment”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Code, and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such Payment will be equal to the Reduced Amount. The “Reduced Amount” will be either (A) the largest portion of the Payment that would result in no portion of the Payment being subject to the Excise Tax, or (B) the largest portion, up to and including the total, of the Payment, whichever amount ((A) or (B)), after taking into account all applicable federal, state, provincial, foreign, and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in the Participant’s receipt, on an after-tax basis, of the greatest economic benefit notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. If a reduction in payments or benefits constituting “parachute payments” is necessary so that the Payment equals the Reduced Amount, reduction will occur in the following order: (1) reduction of cash payments; (2) cancellation of accelerated vesting of stock awards other than stock options; (3) cancellation of accelerated vesting of stock options; and (4) reduction of other benefits paid to the Participant. Within any such category of Payments (that is, (1), (2), (3) or (4)), a reduction will occur first with respect to amounts that are not “deferred compensation” within the meaning of Section 409A of the Code and then with respect to amounts that are “deferred compensation.”  In the event that acceleration of vesting of stock award compensation is to be reduced, such acceleration of vesting will be cancelled in the reverse order of the date of grant of the Participant’s applicable type of stock award (i.e., earliest granted stock awards are cancelled last).  If Section 409A of the Code is not applicable by law to a Participant, the Company will determine whether any similar law in the Participant’s jurisdiction applies and should be taken into account.

(ii)                                                        The professional firm engaged by the Company for general tax purposes as of the day prior to the effective date of the Change in Control shall make all determinations required to be made under this Section 6(e). If the professional firm so engaged by the Company is serving as an accountant or auditor for the individual, entity or group effecting the Change in Control, the Company shall appoint a nationally recognized independent registered public accounting firm to make the determinations required hereunder.  The Company shall bear all expenses with respect to the determinations by such professional firm required to be made hereunder.  Any good faith determinations of the professional firm made hereunder shall be final, binding and conclusive upon the Company and the Participant.

7.             TAX MATTERS.

(a)           Application of Code Section 409A.  Notwithstanding anything herein to the contrary, (i) if at the time of Participant’s termination of employment with the Company, the Participant is a “specified employee” as defined in Section 409A of the Code and the applicable guidance and regulations thereunder (collectively, “Section 409A”), and the deferral of the commencement of any payments or benefits otherwise payable hereunder as a result of such termination of employment is necessary in order to prevent any accelerated or additional tax under Section 409A, then the Company will defer the commencement of the payment of any such payments or benefits hereunder (without any reduction in such payments or benefits ultimately paid or provided to Participant) until the first business day to occur following the date that is six (6) months following Participant’s termination of employment with the Company (or the earliest date as is permitted under Section 409A); and (ii) if any other payments of money or other benefits due to Participant hereunder could cause the application of an accelerated or additional tax under Section 409A, such payments or other benefits shall be deferred if deferral will make such payment or other benefits compliant under Section 409A, or otherwise such payment or other benefits shall be restructured, to the extent possible, in a manner, determined by the Board, that does not cause such an accelerated or additional tax.  In the event that payments under the Plan are deferred pursuant to this Section 7 in order to prevent any accelerated tax or additional tax under Section 409A, then such payments shall be paid at the time specified under this Section 7 without any interest thereon.  The Company shall consult with Participant in good faith regarding the implementation of this Section 7; provided, that neither the Company nor any of its employees or representatives shall have any liability to Participant with respect thereto.  Notwithstanding anything to the contrary herein, to the extent required by Section 409A, a termination of employment shall not be deemed to have occurred for purposes of any provision of the Plan providing for the payment of amounts or benefits upon or following a termination of employment unless such termination is also a “separation from service” within the meaning of Section 409A and, for purposes of any such provision of this Agreement, references to a “resignation,” “termination,” “termination of employment” or like terms shall mean separation from service.  For purposes of Section 409A, each payment made under the Plan shall be designated as a “separate payment” within the meaning of the Section 409A.  Notwithstanding anything to the contrary herein, except to the extent any expense, reimbursement or in-kind benefit provided pursuant to the Plan does not constitute a “deferral of compensation” within the meaning of Section 409A, (A) the amount of expenses eligible for reimbursement or in-kind benefits provided to a Participant during any calendar year will not affect the amount of expenses eligible for reimbursement or in-kind benefits provided to a Participant in any other calendar year; (B) the reimbursements for expenses for which a Participant is entitled to be reimbursed shall be made on or before the last day of the calendar year following the calendar year in which the applicable expense is incurred; and (C) the right to payment or reimbursement or in-kind benefits hereunder may not be liquidated or exchanged for any other benefit.

(b)           Withholding. All payments and benefits under the Plan will be subject to all applicable deductions and withholdings, including, without limitation, obligations to withhold for federal, state, provincial, foreign and local income and employment taxes.

(c)           Tax Advice. By becoming a Participant in the Plan, the Participant agrees to review with the Participant’s own tax advisors the federal, state, provincial, local, and foreign tax consequences of participation in the Plan.  The Participant will rely solely on such advisors and not on any statements or representations of the Company or any of its agents.  The Participant understands that Participant (and not the Company) will be responsible for his or her own tax liability that may arise as a result of becoming a Participant in the Plan.

8.             REEMPLOYMENT. In the event of a Participant’s reemployment by the Company during the period of time in respect of which severance benefits have been provided (that is, benefits as a result of a Qualifying Termination), the Company, in its sole and absolute discretion, may require such Participant to repay to the Company all or a portion of such severance benefits as a condition of reemployment.

9.             CLAWBACK; RECOVERY. All payments and severance benefits provided under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in the Participation Notice, as the Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of Cause.  No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason,” Resignation for Good Reason, constructive termination, or any similar term under any plan of or agreement with the Company.

10.          RIGHT TO INTERPRET PLAN; AMENDMENT AND TERMINATION.

(a)           Exclusive Discretion. The Plan Administrator will have the exclusive discretion and authority to establish rules, forms, and procedures for the administration of the Plan and to construe and interpret the Plan and to decide any and all questions of fact, interpretation, definition, computation or administration arising in connection with the operation of the Plan, including, without limitation, the eligibility to participate in the Plan, the amount of benefits paid under the Plan and any adjustments that need to be made in accordance with the laws applicable to a Participant. The rules, interpretations, computations and other actions of the Plan Administrator will be binding and conclusive on all persons.

(b)           Amendment or Termination. The Company reserves the right to amend or terminate the Plan, any Participation Notice issued pursuant to the Plan or the benefits provided hereunder at any time; provided, however, that no such amendment or termination will apply to any Participant who would be adversely affected by such amendment or termination unless such Participant consents in writing to such amendment or termination. Any action amending or terminating the Plan or any Participation Notice will be in writing and executed by a duly authorized officer of the Company.

11.          NO IMPLIED EMPLOYMENT CONTRACT. The Plan will not be deemed (i) to give any employee or other person any right to be retained in the employ of the Company, or (ii) to interfere with the right of the Company to discharge any employee or other person at any time, with or without Cause, and with or without advance notice, which right is hereby reserved.

12.          LEGAL CONSTRUCTION. The Plan will be governed by and construed under the laws of the State of California (without regard to principles of conflict of laws), except to the extent preempted by ERISA.

13.          CLAIMS, INQUIRIES AND APPEALS.

(a)           Applications for Benefits and Inquiries. Any application for benefits, inquiries about the Plan or inquiries about present or future rights under the Plan must be submitted to the Plan Administrator in writing by an applicant (or his or her authorized representative). The Plan Administrator is set forth in Section 15(d).

(b)           Denial of Claims. In the event that any application for benefits is denied in whole or in part, the Plan Administrator must provide the applicant with written or electronic notice of the denial of the application, and of the applicant’s right to review the denial. Any electronic notice will comply with the regulations of the U.S. Department of Labor. The notice of denial will be set forth in a manner designed to be understood by the applicant and will include the following:

(1)           the specific reason or reasons for the denial;

(2)           references to the specific Plan provisions upon which the denial is based;

(3)           a description of any additional information or material that the Plan Administrator needs to complete the review and an explanation of why such information or material is necessary; and

(4)           an explanation of the Plan’s review procedures and the time limits applicable to such procedures, including a statement of the applicant’s right to bring a civil action under Section 502(a) of ERISA following a denial on review of the claim, as described in Section 13(d).

The notice of denial will be given to the applicant within 90 days after the Plan Administrator receives the application, unless special circumstances require an extension of time, in which case, the Plan Administrator has up to an additional 90 days for processing the application. If an extension of time for processing is required, written notice of the extension will be furnished to the applicant before the end of the initial 90 day period.

The notice of extension will describe the special circumstances necessitating the additional time and the date by which the Plan Administrator is to render its decision on the application.

(c)           Request for a Review. Any person (or that person’s authorized representative) for whom an application for benefits is denied, in whole or in part, may appeal the denial by submitting a request for a review to the Plan Administrator within 60 days after the application is denied. A request for a review will be in writing and will be addressed to:

CardioDx, Inc.

Attn:  Vice President, Human Resources

2500 Faber Place
Palo Alto, CA 94303

A request for review must set forth all of the grounds on which it is based, all facts in support of the request and any other matters that the applicant feels are pertinent. The applicant (or his or her representative) will have the opportunity to submit (or the Plan Administrator may require the applicant to submit) written comments, documents, records, and other information relating to his or her claim. The applicant (or his or her representative) will be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to his or her claim. The review will take into account all comments, documents, records and other information submitted by the applicant (or his or her representative) relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

(d)           Decision on Review. The Plan Administrator will act on each request for review within 60 days after receipt of the request, unless special circumstances require an extension of time (not to exceed an additional 60 days), for processing the request for a review. If an extension for review is required, written notice of the extension will be furnished to the applicant within the initial 60 day period. This notice of extension will describe the special circumstances necessitating the additional time and the date by which the Plan Administrator is to render its decision on the review. The Plan Administrator will give prompt, written or electronic notice of its decision to the applicant. Any electronic notice will comply with the regulations of the U.S. Department of Labor. In the event that the Plan Administrator confirms the denial of the application for benefits, in whole or in part, the notice will set forth, in a manner designed to be understood by the applicant, the following:

(1)           the specific reason or reasons for the denial;

(2)           references to the specific Plan provisions upon which the denial is based;

(3)           a statement that the applicant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to his or her claim; and

(4)           a statement of the applicant’s right to bring a civil action under Section 502(a) of ERISA.

(e)           Rules and Procedures. The Plan Administrator will establish rules and procedures, consistent with the Plan and with ERISA, as necessary and appropriate in carrying out its responsibilities in reviewing benefit claims. The Plan Administrator may require an applicant who wishes to submit additional information in connection with an appeal from the denial of benefits to do so at the applicant’s own expense.

(f)            Exhaustion of Remedies. No legal action for benefits under the Plan may be brought until the applicant (i) has submitted a written application for benefits in accordance with the procedures described by Section 13(a), (ii) has been notified by the Plan Administrator that the application is denied, (iii) has filed a written request for a review of the application in accordance with the appeal procedure described in Section 13(c), and (iv) has been notified that the Plan Administrator has denied the appeal. Notwithstanding the foregoing, if the Plan Administrator does not respond to an applicant’s claim or appeal within the relevant time limits specified in this Section 13, the applicant may bring legal action for benefits under the Plan pursuant to Section 502(a) of ERISA.

14.          BASIS OF PAYMENTS TO AND FROM PLAN. All benefits under the Plan will be paid by the Company. The Plan will be unfunded, and benefits hereunder will be paid only from the general assets of the Company.

15.          OTHER PLAN INFORMATION.

(a)           Employer and Plan Identification Numbers. The Employer Identification Number assigned to the Company (which is the “Plan Sponsor” as that term is used in ERISA) by the Internal Revenue Service is 65-1198370. The Plan Number assigned to the Plan by the Plan Sponsor pursuant to the instructions of the Internal Revenue Service is 525.

(b)           Ending Date for Plan’s Fiscal Year. The date of the end of the fiscal year for the purpose of maintaining the Plan’s records is December 31.

(c)           Agent for the Service of Legal Process. The agent for the service of legal process with respect to the Plan is:

CardioDx, Inc.

Attn:  Vice President, Human Resources

2500 Faber Place
Palo Alto, CA 94303

(d)           Plan Sponsor and Administrator. The “Plan Sponsor” and the “Plan Administrator” of the Plan is:

CardioDx, Inc.

Attn:  Vice President, Human Resources

2500 Faber Place
Palo Alto, CA 94303

The Plan Sponsor’s and Plan Administrator’s telephone number is (650) 475-2788. The Plan Administrator is the named fiduciary charged with the responsibility for administering the Plan.

16.          STATEMENT OF ERISA RIGHTS.

Participants in the Plan (which is a welfare benefit plan sponsored by CardioDx, Inc.) are entitled to certain rights and protections under ERISA. For the purposes of this Section 16 and, under ERISA, Participants are entitled to:

Receive Information About the Plan and Benefits

(a)           Examine, without charge, at the Plan Administrator’s office and at other specified locations, such as worksites, all documents governing the Plan and a copy of the latest annual report (Form 5500 Series), if applicable, filed by the Plan with the U.S. Department of Labor and available at the Public Disclosure Room of the Employee Benefits Security Administration;

(b)           Obtain, upon written request to the Plan Administrator, copies of documents governing the operation of the Plan and copies of the latest annual report (Form 5500 Series), if applicable, and an updated (as necessary) Summary Plan Description. The Plan Administrator may make a reasonable charge for the copies; and

(c)           Receive a summary of the Plan’s annual financial report, if applicable. The Plan Administrator is required by law to furnish each participant with a copy of this summary annual report.

Prudent Actions By Plan Fiduciaries

In addition to creating rights for Plan participants, ERISA imposes duties upon the people who are responsible for the operation of the employee benefit plan. The people who operate the Plan, called “fiduciaries” of the Plan, have a duty to do so prudently and in the interest of each Plan Participant and their beneficiaries. No one, including a Participant’s employer, a Participant’s union or any other person, may fire a Participant or otherwise discriminate against a Participant in any way to prevent a Participant’s from obtaining a Plan benefit or exercising a Participant’s rights under ERISA.

Enforcement of Participant Rights

If a Participant’s claim for a Plan benefit is denied or ignored, in whole or in part, a Participant has a right to know why this was done, to obtain copies of documents relating to the decision without charge, and to appeal any denial, all within certain time schedules.

Under ERISA, there are steps a Participant can take to enforce the above rights. For instance, if a Participant request a copy of Plan documents or the latest annual report from the Plan, if applicable, and does not receive them within 30 days, the Participant may file suit in a federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay the Participant up to $110 a day until the Participant receive the materials, unless the materials were not sent because of reasons beyond the control of the Plan Administrator.

If a Participant has a claim for benefits that is denied or ignored, in whole or in part, the Participant may file suit in a state or federal court.

If a Participant is discriminated against for asserting the Participant’s rights, the Participant may seek assistance from the U.S. Department of Labor, or the Participant may file suit in a federal court. The court will decide who should pay court costs and legal fees. If the Participant is successful, the court may order the person the Participant has sued to pay these costs and fees. If the Participant loses, the court may order the Participant to pay these costs and fees, for example, if it finds the Participant’s claim is frivolous.

Assistance With Questions

If a Participant has any questions about the Plan, the Participant should contact the Plan Administrator. If a Participant has any questions about this statement or about the Participant’s rights under ERISA, or if a Participant needs assistance in obtaining documents from the Plan Administrator, the Participant should contact the nearest office of the Employee Benefits Security Administration, U.S. Department of Labor, listed in the telephone directory or the Division of Technical Assistance and Inquiries, Employee Benefits Security Administration, U.S. Department of Labor, 200 Constitution Avenue N.W., Washington, D.C. 20210. A Participant may also obtain certain publications about the Participant’s rights and responsibilities under ERISA by calling the publications hotline of the Employee Benefits Security Administration.

17.          GENERAL PROVISIONS.

(a)           Notices. Any notice, demand or request required or permitted to be given by either the Company or a Participant pursuant to the terms of the Plan will be in writing and will be deemed given when delivered personally, when received electronically (including email addressed to the Participant’s Company email account and to the Company email account of the Company’s General Counsel), or deposited in the U.S. Mail, First Class with postage prepaid, and addressed to the parties, in the case of the Company, at the address set forth in Section 15(d), in the case of a Participant, at the address as set forth in the Company’s employment file maintained for the Participant as previously furnished by the Participant or such other address as a party may request by notifying the other in writing.

(b)           Transfer and Assignment. The rights and obligations of a Participant under the Plan may not be transferred or assigned without the prior written consent of the Company. The Plan will be binding upon any surviving entity resulting from a Change in Control and upon any other person who is a successor by merger, acquisition, consolidation or otherwise to the business formerly carried on by the Company without regard to whether or not such person or entity actively assumes the obligations hereunder.

(c)           Waiver. Any party’s failure to enforce any provision or provisions of the Plan will not in any way be construed as a waiver of any such provision or provisions, nor prevent any party from thereafter enforcing each and every other provision of the Plan. The rights granted to the parties herein are cumulative and will not constitute a waiver of any party’s right to assert all other legal remedies available to it under the circumstances.

(d)           Severability. Should any provision of the Plan be declared or determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired.

(e)           Section Headings. Section headings in the Plan are included only for convenience of reference and will not be considered part of the Plan for any other purpose.

EXHIBIT A

CARDIODX, INC.

RETENTION AND SEVERANCE BENEFIT PLAN

PARTICIPATION NOTICE

To:

Date:

CardioDx, Inc. (the “Company”) has adopted the CardioDx, Inc. Retention and Severance Benefit Plan (the “Plan”). The Company is providing you this Participation Notice to inform you that you have been designated as a Participant in the Plan. A copy of the Plan document is attached to this Participation Notice. The terms and conditions of your participation in the Plan are as set forth in the Plan and this Participation Notice, which together constitute the Summary Plan Description for the Plan.

You understand that by accepting your status as a Participant in the Plan, you are waiving your rights to receive any severance benefits on any type of termination of employment under any other contract or agreement with the Company[, including but not limited to, the equity acceleration and severance benefit provisions set forth in Section 3.b, Section 3.c, and Section 4 of the offer letter from the Company to you, dated August 9, 2011, which equity acceleration and severance benefit provisions will terminate by the mutual agreement of you and the Company as of the date that you sign this Participation Notice].(1)

You also understand that by accepting your status as a Participant in the Plan, your stock options that have been considered to be “incentive stock options” prior to the date hereof may cease to qualify as “incentive stock options” as a result of the vesting acceleration benefit provided in the Plan. By accepting participation, you represent that you have either consulted your personal tax or financial planning advisor about the tax consequences of your participation in the Plan, or you have knowingly declined to do so.

Please return a signed copy of this Participation Notice to [                                ] at [                        ] and retain a copy of this Participation Notice, along with the Plan document, for your records.

CARDIODX, INC.:

(Signature)

By:

Title:

PARTICIPANT:

(Signature)

By:

(1) Bracketed language applies to Mr. Guggenhime.

EXHIBIT B(2)

RELEASE AGREEMENT
[EMPLOYEES AGE 40 OR OVER; INDIVIDUAL TERMINATION]

I have reviewed, I understand, and I agree completely to the terms set forth in the CardioDx, Inc. Retention and Severance Benefit Plan (the “Plan”).

I understand that this Release, together with the Plan, constitutes the complete, final and exclusive embodiment of the entire agreement between the Company, affiliates of the Company, and me with regard to the subject matter hereof. I am not relying on any promise or representation by the Company or an affiliate of the Company that is not expressly stated therein. Certain capitalized terms used in this Release are defined in the Plan.

I hereby acknowledge and reaffirm my obligations under my Confidential Information and Invention Assignment Agreement.

Except as otherwise set forth in this Release, I hereby generally and completely release the Company and its affiliates, and its and their parents, subsidiaries, successors, predecessors and affiliates, and their partners, members, directors, officers, employees, stockholders, shareholders, agents, attorneys, predecessors, insurers, affiliates and assigns (collectively, the “Released Parties”), of and from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring at any time prior to or on  the date I sign this Release (collectively, the “Released Claims”). The Released Claims include, but are not limited to: (a) all claims arising out of or in any way related to my employment with the Company and its affiliates, or their affiliates, or the termination of that employment; (b) all claims related to my compensation or benefits, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company and its affiliates, or their affiliates; (c) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (d) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (e) all federal, state, provincial and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990 (as amended), the federal Age Discrimination in Employment Act (as amended) (“ADEA”), the federal Employee Retirement Income Security Act of 1974 (as amended), the federal Family and Medical Leave Act (as amended) (“FMLA”), the California Family Rights Act (as amended) (“CFRA”), the California Labor Code (as amended), and the California Fair Employment and Housing Act (as amended).

Notwithstanding the foregoing, I understand that the following rights or claims are not included in my Release (the “Excluded Claims”): (a) any rights or claims for indemnification I may have pursuant to any fully executed indemnification agreement with the Company or its affiliate to which I am a party; the charter, bylaws, or operating agreements of the Company or its affiliate; or under applicable law; (b) any rights or claims which cannot be waived as a matter of

(2)  To be revised, if applicable, for states other than California.

law; or (c) any claims for breach of the Plan arising after the date that I sign this Release. In addition, I understand that nothing in this Release prevents me from filing, cooperating with, or participating in any proceeding before the Equal Employment Opportunity Commission, the Department of Labor, or any other government agency, except that I hereby waive my right to any monetary benefits in connection with any such claim, charge or proceeding. I hereby represent and warrant that, other than the Excluded Claims, I am not aware of any claims I have or might have against the Released Parties that are not included in the Released Claims.

I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under the ADEA, and that the consideration given under the Plan for the waiver and release in the preceding paragraphs hereof is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (a) my waiver and release do not apply to any rights or claims that may arise after the date I sign this Release; (b) I should consult with an attorney prior to signing this Release (although I may choose voluntarily not do so); (c) I have 21 days to consider this Release (although I may choose voluntarily to sign this Release earlier); (d) I have seven days following the date I sign this Release to revoke the Release by providing written notice of my revocation to an officer of the Company; and (e) this Release will not be effective until the date upon which the revocation period has expired, which will be the eighth day after I sign this Release.

In giving the releases set forth in this Release, which include claims which may be unknown or unsuspected by me at present, I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows:  “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”  I hereby expressly waive and relinquish all rights and benefits under that section and any law or legal principle of similar effect in any jurisdiction with respect to the releases granted herein, including but not limited to the release of unknown and unsuspected claims granted in this Release.

I hereby represent and warrant that:  (a) I have been paid all compensation owed and for all time worked; (b) I have received all the leave and leave benefits and protections for which I am eligible pursuant to FMLA, CFRA, the Company’s policies, or applicable law; and (c) I have not suffered any on-the-job injury or illness for which I have not already filed a workers’ compensation claim.

I acknowledge that to become effective, I must sign and return this Release to the Company so that it is received not later than 21 days following the date it is provided to me, and I must not subsequently revoke the Release.

PARTICIPANT:

(Signature)
Printed Name:

Date:

EXHIBIT C(3)

RELEASE AGREEMENT
[EMPLOYEES AGE 40 OR OVER; GROUP TERMINATION]

I have reviewed, I understand, and I agree completely to the terms set forth in the CardioDx, Inc. Retention and Severance Benefit Plan (the “Plan”).

I understand that this Release, together with the Plan, constitutes the complete, final and exclusive embodiment of the entire agreement between the Company, affiliates of the Company, and me with regard to the subject matter hereof. I am not relying on any promise or representation by the Company or an affiliate of the Company that is not expressly stated therein. Certain capitalized terms used in this Release are defined in the Plan.

I hereby acknowledge and reaffirm my obligations under my Confidential Information and Invention Assignment Agreement.

Except as otherwise set forth in this Release, I hereby generally and completely release the Company and its affiliates, and its and their parents, subsidiaries, successors, predecessors and affiliates, and its and their partners, members, directors, officers, employees, stockholders, shareholders, agents, attorneys, predecessors, insurers, affiliates and assigns (collectively, the “Released Parties”), of and from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring at any time prior to or on  the date I sign this Release (collectively, the “Released Claims”). The Released Claims include, but are not limited to: (a) all claims arising out of or in any way related to my employment with the Company and its affiliates, or their affiliates, or the termination of that employment; (b) all claims related to my compensation or benefits, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company and its affiliates, or their affiliates; (c) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (d) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (e) all federal, state, provincial and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990 (as amended), the federal Age Discrimination in Employment Act (as amended) (“ADEA”), the federal Employee Retirement Income Security Act of 1974 (as amended), the federal

(3)  To be revised, if applicable, for states other than California.

Family and Medical Leave Act (as amended) (“FMLA”), the California Family Rights Act (as amended) (“CFRA”), the California Labor Code (as amended), and the California Fair Employment and Housing Act (as amended).

Notwithstanding the foregoing, I understand that the following rights or claims are not included in my Release (the “Excluded Claims”): (a) any rights or claims for indemnification I may have pursuant to any fully executed indemnification agreement with the Company or its affiliate to which I am a party; the charter, bylaws, or operating agreements of the Company or its affiliate; or under applicable law; (b) any rights or claims which cannot be waived as a matter of law; or (c) any claims for breach of the Plan arising after the date that I sign this Release. In addition, I understand that nothing in this Release prevents me from filing, cooperating with, or participating in any proceeding before the Equal Employment Opportunity Commission, the Department of Labor, or any other government agency, except that I hereby waive my right to any monetary benefits in connection with any such claim, charge or proceeding. I hereby represent and warrant that, other than the Excluded Claims, I am not aware of any claims I have or might have against the Released Parties that are not included in the Released Claims.

I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under the ADEA, and that the consideration given under the Plan for the waiver and release in the preceding paragraphs hereof is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (a) my waiver and release do not apply to any rights or claims that may arise after the date I sign this Release; (b) I should consult with an attorney prior to signing this Release (although I may choose voluntarily not to do so); (c) I have 45 days to consider this Release (although I may choose voluntarily to sign this Release earlier); (d) I have seven days following the date I sign this Release to revoke the Release by providing written notice of my revocation to an office of the Company; (e) this Release will not be effective until the date upon which the revocation period has expired, which will be the eighth day after I sign this Release; and (f) I have received with this Release a written disclosure under 29 U.S. Code Section 626(f)(1)(H) that includes certain information relating to the Company’s group termination.

In giving the releases set forth in this Release, which include claims which may be unknown or unsuspected by me at present, I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows:  “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”  I hereby expressly waive and relinquish all rights and benefits under that section and any law or legal principle of similar effect in any jurisdiction with respect to the releases granted herein, including but not limited to the release of unknown and unsuspected claims granted in this Release.

I hereby represent and warrant that: (a) I have been paid all compensation owed and for all time worked; (b) I have received all the leave and leave benefits and protections for which I am eligible pursuant to FMLA, CFRA, the Company’s policies, or applicable law; and (c) I have not suffered any on-the-job injury or illness for which I have not already filed a workers’ compensation claim.

I acknowledge that to become effective, I must sign and return this Release to the Company so that it is received not later than 45 days following the date it is provided to me, and I must not subsequently revoke the Release.

PARTICIPANT:

(Signature)

Printed Name:

Date:

EXHIBIT D(4)

RELEASE AGREEMENT
[EMPLOYEES UNDER AGE 40]

I have reviewed, I understand, and I agree completely to the terms set forth in the CardioDx, Inc. Retention and Severance Benefit Plan (the “Plan”).

I understand that this Release, together with the Plan, constitutes the complete, final and exclusive embodiment of the entire agreement between the Company, affiliates of the Company, and me with regard to the subject matter hereof. I am not relying on any promise or representation by the Company or an affiliate of the Company that is not expressly stated therein. Certain capitalized terms used in this Release are defined in the Plan.

I hereby acknowledge and reaffirm my obligations under my Confidential Information and Invention Assignment Agreement.

Except as otherwise set forth in this Release, I hereby generally and completely release the Company and its affiliates, and its and their parents, subsidiaries, successors, predecessors and affiliates, and its and their partners, members, directors, officers, employees, stockholders, shareholders, agents, attorneys, predecessors, insurers, affiliates and assigns (collectively, the “Released Parties”), of and from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring at any time prior to or on the date I sign this Release (collectively, the “Released Claims”). The Released Claims include, but are not limited to: (a) all claims arising out of or in any way related to my employment with the Company and its affiliates, or their affiliates, or the termination of that employment; (b) all claims related to my compensation or benefits, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company and its affiliates, or their affiliates; (c) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (d) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (e) all federal, state, provincial and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990 (as amended), the federal Employee Retirement Income Security Act of 1974 (as amended), the federal Family and Medical Leave Act (as amended) (“FMLA”), the California Family Rights Act (as amended) (“CFRA”), the California Labor Code (as amended), and the California Fair Employment and Housing Act (as amended).

Notwithstanding the foregoing, I understand that the following rights or claims are not included in my Release (the “Excluded Claims”): (a) any rights or claims for indemnification I

(4)  To be revised, if applicable, for states other than California.

may have pursuant to any fully executed indemnification agreement with the Company or its affiliate to which I am a party; the charter, bylaws, or operating agreements of the Company or its affiliate; or under applicable law; (b) any rights or claims which cannot be waived as a matter of law; or (c) any claims for breach of the Plan arising after the date that I sign this Release. In addition, I understand that nothing in this Release prevents me from filing, cooperating with, or participating in any proceeding before the Equal Employment Opportunity Commission, the Department of Labor, or any other government agency, except that I hereby waive my right to any monetary benefits in connection with any such claim, charge or proceeding. I hereby represent and warrant that, other than the Excluded Claims, I am not aware of any claims I have or might have against the Released Parties that are not included in the Released Claims.

In giving the releases set forth in this Release, which include claims which may be unknown or unsuspected by me at present, I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows:  “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”  I hereby expressly waive and relinquish all rights and benefits under that section and any law or legal principle of similar effect in any jurisdiction with respect to the releases granted herein, including but not limited to the release of unknown and unsuspected claims granted in this Release.

I hereby represent and warrant that:  (a) I have been paid all compensation owed and for all time worked; (b) I have received all the leave and leave benefits and protections for which I am eligible pursuant to FMLA, CFRA, the Company’s policies, or applicable law; and (c) I have not suffered any on-the-job injury or illness for which I have not already filed a workers’ compensation claim.

I acknowledge that to become effective, I must sign and return this Release to the Company so that it is received not later than 14 days following the date it is provided to me.

PARTICIPANT:

(Signature)

Printed Name:

Date: